EXHIBIT 4.1

NUMBER	SHARES

TEL	REGISTERED SHARES

PAR VALUE CHF 1.55* INCORPORATED UNDER THE
LAWS OF SWITZERLAND

CUSIP H8912P 10 6

*Par value as of the date of issuance of this share certificate. Please refer to the Articles of Association of the corporation for information about the prevailing par value, which may change from time to time pursuant to resolutions passed at a meeting of shareholders.

	THIS CERTIFIES THAT	PLEASE SEE REVERSE FOR CERTAIN DEFINITIONS

TYCO ELECTRONICS LTD. THIS CERTIFICATE IS TRANSFERABLE IN JERSEY CITY, NJ, NEW YORK, NY, AND PITTSBURGH, PA Countersigned and Registered: MELLON INVESTOR SERVICES LLC Transfer Agent and Registrar

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE REGISTERED SHARES OF TYCO ELECTRONICS LTD. WITH A PAR VALUE OF CHF 1.55*

transferable only on the books of the corporation by the holder hereof in person or by attorney duly authorized, upon surrender of this certificate properly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of Switzerland and to the Articles of Association of the corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

By:
DATED

Authorized Signature	CHIEF EXECUTIVE OFFICER	EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

TYCO ELECTRONICS LTD.

The Corporation will furnish without charge to each shareholder who so requests a copy of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof, and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)
JT TEN	—	as joint tenants with right of			under Uniform Gifts to Minors
		survivorship and not as tenants			Act
		in common				(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED                          hereby sell, assign and transfer unto

Please Insert Social Security or
Other Identifying Number of Assignee

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

Shares

of the registered stock represented by the within Certificate and do hereby irrevocably constitute and appoint

Attorney

to transfer the said registered shares on the books of the within named Company with full power of substitution in the premises.

Dated

NOTICE: The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad15.